Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-123544) and the Registration Statements on Form S-8 (File Nos. 333-133247, 333-133248, 333-141713 and 333-144395) of our report dated March 25, 2008, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph related to the change in fiscal year end of one of its subsidiaries, the change in method of accounting for pension and other postretirement benefits, and the change in method of accounting for certain indirect buying, warehousing and distribution costs) and financial statement schedule of Sears Holdings Corporation and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Sears Holdings Corporation for the fiscal year ended February 2, 2008.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
March 25, 2008